As filed with the Securities and Exchange Commission on April 19, 2002
                          Registration No. 333-_______
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                              --------------------

                                    FORM S-3

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                              --------------------

                          SECURE COMPUTING CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
                              --------------------

            DELAWARE                          7371                 52-1637226

 (STATE OR OTHER JURISDICTION OF  (PRIMARY STANDARD INDUSTRIAL  (I.R.S. EMPLOYER
INCORPORATION OR ORGANIZATION)     CLASSIFICATION CODE NUMBER)   IDENTIFICATION
                                                                     NUMBER)

                                4810 HARWOOD ROAD
                           SAN JOSE, CALIFORNIA 95124
                                 (408) 979-6100

    (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                  OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                              --------------------

                                  JOHN MCNULTY
                                4810 HARWOOD ROAD
                           SAN JOSE, CALIFORNIA 95124
                                 (408) 979-6100

 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                              OF AGENT FOR SERVICE)
                              --------------------

                                   COPIES TO:

                                    KYLE GUSE
                       HELLER EHRMAN WHITE & MCAULIFFE LLP
                              275 MIDDLEFIELD ROAD
                          MENLO PARK, CALIFORNIA 94025
                            TELEPHONE: (650) 324-7000
                            FACSIMILE: (650) 324-0638

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
   From time to time after the effective date of this Registration Statement.

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. |X|

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ____________

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box:

                              --------------------

     SECURE COMPUTING CORPORATION HEREBY AMENDS THIS REGISTRATION STATEMENT
   ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL SECURE COMPUTING CORPORATION SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY
  STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN
     ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION,
              ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

                         CALCULATION OF REGISTRATION FEE

                                                 PROPOSED      PROPOSED
                                                 MAXIMUM       MAXIMUM
                                                 OFFERING      AGGREGATE      AMOUNT OF
  TITLE OF SECURITIES TO BE      AMOUNT TO BE    PRICE PER     OFFERING     REGISTRATION
         REGISTERED               REGISTERED     SHARE(1)      PRICE(1)          FEE
----------------------------------------------------------------------------------------
Common Stock, $0.01 par value      300,354        $15.10     $4,535,345.40     $417.25


         (1) Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, based on the average of the high and low prices of the common stock on the Nasdaq National Market on April 16, 2002.

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission,. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there by any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

                   SUBJECT TO COMPLETION, DATED APRIL 18, 2002

                                   PROSPECTUS

                          SECURE COMPUTING CORPORATION

                         300,354 SHARES OF COMMON STOCK

         This prospectus may be used only in connection with the resale, from time to time, of up to 300,354 shares of common stock, $0.01 par value, of Secure Computing Corporation by Networks Associates, Inc., a Delaware corporation, all of which shares of common stock have previously been issued to Network Associates.

         Our address is 4810 Harwood Road, San Jose, California 95124, telephone number (408) 979-6100.

         Our common stock trades on the Nasdaq National Market under the symbol "SCUR". On April 16, 2002, the closing price for our common stock, as reported on the Nasdaq National Market, was $15.80 per share.

         Beginning on page 2, we have listed several "RISK FACTORS" which you should consider. We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read the entire prospectus and any amendments or supplements carefully before you make your investment decision.

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

         You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. Network Associates is offering to sell, and seeking offers to buy, shares of common stock of Secure Computing only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of the shares of common stock.

         In this prospectus, "Secure Computing", "Registrant", "we", "us" and "our" refer to Secure Computing Corporation.

         This prospectus is dated April __, 2002.

                                TABLE OF CONTENTS


                                               Page
                                               ----
Summary Information                              1
Risk Factors                                     2
Where You Can Find More Information              6
Use of Proceeds                                  6
Selling Security Holder                          6
Plan of Distribution                             7
Description of Capital Stock                     8
Legal Matters                                    8
Experts                                          8

                               SUMMARY INFORMATION

         Forward looking statements made in this prospectus or in the documents incorporated by reference herein that are not statements of historical fact are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. A number of risks and uncertainties, including those discussed under the caption "Risk Factors" below and the documents incorporated by reference in this prospectus could affect such forward-looking statements and could cause actual results to differ materially from the statements made.

         We develop and sell computer network "security" products and services designed to provide secure access control for organizations engaged in electronic commerce/business. Our products provide solutions intended to assure the integrity and security of transactions and communications over public networks such as the Internet. Our products can also be used to prevent unauthorized access to private organizations and government networks. Our products generally fall into two broad categories:

         Those intended to prevent unauthorized access to computer and network based data and information:

                  *        firewalls; and

                  *        web (URL) filtering software.

         Those intended to authenticate/identify network users and control access to network resources or applications:

                  * authenticators (hardware and software tokens, digital certificates, and others);

                  *        authentication, authorization and audit; and

                  *        security access control management software.

         We originated as a small division of Honeywell Inc. which pioneered the principles of modern data security in the 1970s. We spun off from Honeywell in 1989 to develop and market core security for the National Security Agency (NSA) and other departments and agencies of the United States government. We anticipated an increased need for a product to provide security to enterprise information systems. We therefore acquired firewall, authentication and URL filtering companies in 1996.

         We now market a range of interoperable, standards-based e-commerce security products and services worldwide. Our customers include:

                  *        fortune 500 companies and their branch offices;

                  * mid- to large-size companies domestically and internationally; and

                  *        government agencies.

         Our goal is to provide security software solutions, which enable organizations to conduct electronic business safely and confidentially.

                                  RISK FACTORS

         You should carefully consider the following and other information contained in this prospectus before making an investment decision. If any of the events or circumstances described in the following risks actually occurs, our business, financial condition, or results of operations could be materially harmed. In that case, the trading price of our common stock could decline, and you may lose all or a part of your investment.

         You should consider carefully whether an investment in Secure Computing is an appropriate investment for you. We do not intend to issue any dividends in the foreseeable future, so the only purpose of investment in shares of Secure Computing common stock is to enjoy a potential increase in the value of the shares of common stock. Because of the risks mentioned here, and other risks not mentioned specifically here, it is possible that shares of Secure Computing common stock will decline in value in the future. For at least some period of time in the future shares of Secure Computing common stock may decline in value. If you cannot afford to lose the full value of your investment, in either the short or long term, purchasing share of Secure Computing common stock is not appropriate for you.

         WE HAVE EXPERIENCED OPERATING LOSSES IN THE PAST AND MAY EXPERIENCE OPERATING LOSSES IN THE FUTURE. We have incurred losses in the past. For example, for the quarter ended September 30, 2001, we had an operating loss of $1.8 million, and for the 12 months ended December 31, 2001, we had an operating loss of $9.8 million. We expect to incur operating losses in the first quarter of 2002, but expect to incur operating profits in the remaining quarters and in total for the year 2002. If we are unable to attain operating profits in the second, third and fourth quarters, and for the year, our stock price may decline, which could cause you to lose part or all of your investment

         WE HAVE EXPERIENCED NEGATIVE CASH FLOW IN THE PAST AND MAY EXPERIENCE NEGATIVE CASH FLOW IN THE FUTURE. IF SOURCES OF FINANCING ARE NOT AVAILABLE, WE MAY NOT HAVE SUFFICIENT CASH TO SATISFY WORKING CAPITAL REQUIREMENTS. We believe that our current cash balances are sufficient to satisfy our working capital requirements for at least the next twelve months. We may need to obtain additional financing at that time or sooner if our plans change or if we expend cash sooner than anticipated. We currently do not have any commitments from third parties to provide additional capital. The risk to us is that at the time we will need cash, financing from other sources may not be available on satisfactory terms or at all. Our failure to obtain financing could result in our insolvency and the loss to investors of their entire investment in our common stock.

         COMPETITION FROM COMPANIES PRODUCING ENTERPRISE NETWORK AND DATA SECURITY PRODUCTS COULD REDUCE OUR SALES AND MARKET SHARE. Our principal products are network and data security products which enable organizations to conduct electronic business safely and confidentially. Because the market for these products is highly competitive, it may be difficult to significantly increase our market share and our share may actually decline.

         Our customers' purchase decisions are based heavily upon the quality of the security our products provide, the ease of installation and management, the ability to increase the numbers of individuals using our software simultaneously, and the flexibility of our software. If a competitor can offer our customers a better solution in these areas and we are unable to rapidly offer a competitive product, we may lose customers. Competitors with greater resources could offer new solutions rapidly and at relatively low costs. This could lead to increased price pressure, reduced margins, and a loss of market share.

         Many of our competitors and potential competitors have significantly greater financial, marketing, technical, and other competitive resources than we have. Our most significant competitors currently include:

*        CheckPoint Software Technologies Ltd.;

*        RSA Security, Inc.;

*        SurfControl, plc;

*        Symantec Corporation; and

*        Websense, Inc.

         Our larger actual and potential competitors may be able to leverage an installed customer base and/or other existing or future enterprise-wide products, adapt more quickly to new or emerging technologies and changes in customer requirements, or devote greater resources to the promotion and sale of their products than we may be able to do so. Additionally, we may lose product sales to these competitors because of their greater name recognition and reputation among potential customers.

         Our future potential competitors could include developers of operating systems or hardware suppliers not currently offering competitive enterprise-wide security products, including Microsoft Corporation, Sun Microsystems, Inc., Lucent Technologies, Inc., Nortel Networks, and Novell, Inc. If any of those potential competitors begins to offer enterprise-wide security systems as a component of its hardware, demand for our software could decrease. Ultimately, approaches other than ours may dominate the market for enterprise network and data security products.

         OTHER VENDORS MAY INCLUDE PRODUCTS SIMILAR TO OURS IN THEIR HARDWARE OR SOFTWARE AND RENDER OUR PRODUCTS OBSOLETE. In the future, vendors of hardware and of operating system or other software may continue to enhance their products or bundle separate products to include functions that are currently provided primarily by network security software. If network security functions become standard features of computer hardware or of operating system software or other software, our products may become obsolete and unmarketable, particularly if the quality of these network security features is comparable to that of our products. Furthermore, even if the network security and/or management functions provided as standard features by hardware providers or operating systems or other software is more limited than that of our products, our customers might accept this limited functionality in lieu of purchasing additional software. Sales of our products would suffer materially if we were then unable to develop new network security and management products to further enhance operating systems or other software and to replace any obsolete products.

         TECHNOLOGY IN THE ENTERPRISE NETWORK AND DATA SECURITY MARKETS IS CHANGING RAPIDLY, AND IF WE FAIL TO DEVELOP NEW PRODUCTS THAT ARE WELL ACCEPTED, OUR MARKET SHARE WILL ERODE. To compete successfully, we must enhance our existing products and develop and introduce new products in a timely manner. Our net sales and operating results could be materially affected if we fail to introduce new products on a timely basis. The rate of new network and data security product introductions is substantial, and security products have relatively short product life cycles. Our customer requirements and preferences change rapidly. Our net sales and operating results will be materially affected if the market adopts as industry standards solutions other than those we employ. In addition, a portion of our basic research efforts are funded by government contracts. If those contracts are terminated for any reason, it could reduce our new product stream, which could materially reduce our net sales and operating results.

         IF THE USE OF PUBLIC SWITCHED NETWORKS SUCH AS THE INTERNET DOES NOT CONTINUE TO GROW, OUR MARKET AND ABILITY TO SELL OUR PRODUCTS AND SERVICES WILL BE LIMITED. Our sales also depend upon a robust industry and infrastructure for providing access to public switched networks, such as the Internet. If the infrastructure or complementary products necessary to make these networks into viable commercial marketplaces are not developed or, if developed, these networks do not become and continue to be viable commercial marketplaces, our net sales and operating results could suffer.

         OUR PRODUCT LINES ARE NOT DIVERSIFIED BEYOND PROVIDING ACCESS CONTROL SOLUTIONS TO OUR CUSTOMERS, AND ANY DROP IN THE DEMAND FOR NETWORK AND DATA SECURITY PRODUCTS WOULD MATERIALLY HARM OUR BUSINESS. Substantially all of our revenue comes from sales of enterprise network and data security products and related services. We expect this will continue for the foreseeable future. As a result, if for any reason our sales of these products and services are impeded, our net sales and operating results will be significantly reduced.

         OUR STOCK PRICE IS HIGHLY VOLATILE, WHICH MAY IMPAIR OUR ABILITY TO RAISE MONEY AND CAUSE OUR INVESTORS TO LOSE MONEY. The price of our common stock, like that of many technology companies, has fluctuated widely. During 2001, our stock price ranged from a per share high of $24.92 to a low of $7.00. Fluctuation in our stock price may cause our investors to lose money and impair our ability to raise additional capital. Factors that may affect stock price volatility include:

*        Unexpected fluctuations in operating results;

* Secure Computing or our competitors announcing technological innovations or new products;

* General economic uncertainties and weaknesses in geographic regions of the world;

* Developments with respect to our patents or other proprietary rights or those of our competitors;

* Our ability to successfully execute our business plan and compete in the network security industry;

*        Relatively low trading volume;

*        Product failures; and

*        Analyst reports and media stories.

         QUARTERLY REVENUES AND OPERATING RESULTS DEPEND ON THE VOLUME AND TIMING OF ORDERS RECEIVED, WHICH MAY BE AFFECTED BY LARGE INDIVIDUAL TRANSACTIONS AND WHICH SOMETIMES ARE DIFFICULT TO PREDICT. Our quarterly operating results may vary significantly depending on a number of other factors, including:

* The timing of the introduction or enhancement of products by us or our competitors;

*        The size, timing, and shipment of individual orders;

*        Market acceptance of new products;

*        Changes in our operating expenses;

* Personnel departures and new hires and the rate at which new personnel become productive;

*        Mix of products sold;

*        Changes in product pricing;

*        Development of our direct and indirect distribution channels;

*        Costs incurred when anticipated sales do not occur; and

*        General economic conditions.

         Sales of our products generally involve a significant commitment of capital by customers, with the attendant delays frequently associated with large capital expenditures. For these and other reasons, the sales cycle for our products is typically lengthy and subject to a number of significant risks over which we have little or no control. We are often required to ship products shortly after we receive orders, and consequently, order backlog at the beginning of any period has in the past represented only a small portion of that period's expected revenue. As a result, our product revenue in any period substantially depends on orders booked and shipped in that period. We typically plan our production and inventory levels based on internal forecasts of customer demand, which are highly unpredictable and can fluctuate substantially.

         If customer demand falls below anticipated levels, it could seriously harm our operating results. In addition, our operating expenses are based on anticipated revenue levels, and a high percentage of our expenses are generally fixed in the short term. Based on these factors, a small fluctuation in the timing of sales can cause operating results to vary significantly from period to period.

         IF OUR PRODUCTS FAIL TO FUNCTION PROPERLY OR ARE NOT PROPERLY DESIGNED, OUR REPUTATION MAY BE HARMED, AND CONSUMERS MAY MAKE PRODUCT LIABILITY AND WARRANTY CLAIMS AGAINST US. Our customers rely on our information security products to prevent unauthorized access to their networks and data transmissions. These customers include major financial institutions, defense-related government agencies protecting national security information, and other large organizations. These customers use our products to protect confidential business information with commercial value far in excess of our net worth. Therefore, if our products malfunction or are not properly designed, we could face warranty and other legal claims, which may exceed our ability to pay. We seek to reduce the risk of these losses by attempting to negotiate warranty disclaimers and liability limitation clauses in our sales agreements and by maintaining product liability insurance. However, these measures may ultimately prove ineffective in limiting our liability for damages.

         In addition to any monetary liability for the failure of our products, an actual or perceived breach of network or data security at one of our customers could harm the market's perception of our products and our business. The harm could occur regardless of whether that breach is attributable to our products.

         We also face the more general risk of bugs and other errors in our software. Software products often contain undetected errors or bugs when first introduced or as new versions are released, and software products or media may contain undetected viruses. Errors or bugs may also be present in software that we license from third parties and incorporate into our products. Errors, bugs, or viruses in our products may result in loss of or delay in market acceptance, recalls of hardware products incorporating the software, or loss of data. Our net sales and operating results could be materially reduced if we experience delays or difficulties with new product introductions or product enhancements.

         IF WE LOSE A SIGNIFICANT CUSTOMER, WE WILL INCUR GREATER LOSSES. We derive a significant portion of our revenues from a limited number of customers. For example, our top five customers in products and services made up 24% of our products and services revenue in 2001. If we lose any of these customers and fail to replace the customer or fail to increase revenues from other customers, we will incur greater losses. Additionally, if our revenues from any of these customers are reduced, without an increase in revenues from other customers, we will incur greater losses.

         IF WE FAIL TO COLLECT AMOUNTS DUE FROM OUR CUSTOMERS ON A TIMELY BASIS, OUR CASH FLOW AND OPERATING RESULTS MAY SUFFER. Because the timing of our revenues is difficult to predict and our expenses are often difficult to reduce in the short run, management of our cash flow is very important to us. Like most companies, we anticipate that a portion of the amounts owed to us will never be paid. However, if our actual collection of amounts owed to us is less than we have estimated, we will have less cash to fund our operations than we anticipated, and our financial condition and operating results could be adversely affected.

         In addition, collection of amounts due us from sales to resellers, distributors, and international customers generally takes longer than for other sales. Therefore, if our sales to resellers and distributors increase as a percentage of our total revenue, the average number of days it takes for us to collect amounts due from our customers may increase. If there is an increase in the time required for us to collect amounts due us, we will have less cash to fund our operations than we anticipated. This in turn could adversely affect our financial condition and operating results.

         We have taken and may from time to time take various forms of action to manage the amounts due us from customers and granting customer discounts in exchange for earlier payment.

         ANTI-TAKEOVER PROVISIONS IN OUR CHARTER DOCUMENTS, SHARE RIGHT AGREEMENT, AND DELAWARE LAW COULD DISCOURAGE A TAKEOVER OR FUTURE FINANCING. The terms of our certificate of incorporation and share right agreement permit our Board of Directors to issue up to 2,000,000 shares of preferred stock and determine the price, rights, preferences, privileges, and restrictions, including voting rights, of those shares without any further vote or action by our stockholders.

         The Board may authorize the issuance of preferred stock with voting or conversion rights that could materially weaken the voting power or other rights of the holders of our common stock. The issuance of preferred stock, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could make it more difficult for a third party to acquire a majority of our outstanding voting stock. Further, provisions of Delaware law, our certificate of incorporation and our bylaws, such as a classified board and limitations on the ability of stockholders to call special meetings, and provisions of our share rights agreement could delay or make more difficult a merger, tender offer, proxy contest, or other takeover attempts.

         UNANTICIPATED COSTS AND DISALLOWANCE OF COSTS UNDER OUR GOVERNMENT CONTRACTS MAY HARM OUR BUSINESS. Under our government contracts, we bear the risk that increased or unexpected costs of providing our services may reduce our profit margin. Any material unanticipated costs could therefore harm our business. In addition, recoverable expenses previously billed by us are subject to review and audit by the DCAA. If the DCAA disallows any of the costs we claim under our contracts, it could adversely affect our operating results. We have not previously experienced any material disallowance of costs with respect to our government contracts.

         OUR ABILITY TO ATTRACT AND RETAIN HIGHLY QUALIFIED PERSONNEL TO DEVELOP OUR PRODUCTS AND MANAGE OUR BUSINESS IS EXTREMELY IMPORTANT, AND OUR FAILURE TO DO SO COULD HARM OUR BUSINESS. We believe our success depends significantly upon a number of key technical and management employees. We may be unable to achieve our revenue and operating performance objectives unless we can attract and retain technically qualified and highly skilled engineers and sales, consulting, technical, financial, operations, marketing, and management personnel. These personnel are particularly important to our research and development efforts and to our growing professional service business, where we employ a large number of technical personnel holding advanced degrees and special professional certification. Competition for qualified personnel is intense, and we expect it to remain so for the foreseeable future. We may not be successful in retaining our existing key personnel and in attracting and retaining the personnel we require. Our operating results and our ability to successfully execute our business plan will be adversely affected if we fail to retain and increase our key employee population.

         OUR INTERNATIONAL OPERATIONS SUBJECT US TO RISKS RELATED TO DOING BUSINESS IN FOREIGN COUNTRIES. International sales are a substantial portion of our business. Although almost all of our sales are payable in U.S. dollars, several factors could make it difficult for customers from foreign countries to purchase our products and services or pay us for obligations already incurred. Such factors include:

*        Severe economic decline in one of our major foreign markets; and

* Substantial decline in the exchange rate for foreign currencies with respect to the U.S. dollar.

         A decline in our international sales or collections of amounts due us from customers could materially affect our operations and financial conditions. In 2000, 19% of our total sales came from international sales. For fiscal year 2001, 25% of our total sales came from international sales. A very large drop in our sales or collections of amounts due us in these specific countries as a result of recession or other economic or political disturbances would likely harm our net sales and operating results.

         In addition, we face a number of general risks inherent in doing business in international markets, including, among others:

*        Unexpected changes in regulatory requirements;

*        Tariffs and other trade barriers;

*        Legal uncertainty regarding liability;

*        Political instability;

*        Potentially greater difficulty in collecting amounts due us;

*        Longer periods of time to collect amounts due us; and

* A higher rate of piracy of our products in countries with a high incidence of software piracy.

                       WHERE YOU CAN FIND MORE INFORMATION

         We file annual, quarterly, and current reports, proxy statements, and other documents with the SEC. You may read and copy any document we file at the SEC's public reference room at Judiciary Plaza Building, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. You should call 1-800-SEC-0330 for more information on the public reference room. The SEC maintains an Internet site at http://www.sec.gov where you can find certain information regarding issuers (including Secure Computing).

         This prospectus is part of a registration statement that we filed with the SEC. The registration statement contains more information than this prospectus regarding Secure Computing Corporation and its common stock, including certain exhibits and schedules. You can get a copy of the registration statement from the SEC at the address listed above or from its Internet site.

         The following documents filed pursuant to the Exchange Act of 1934, as amended, are incorporated into this prospectus by reference: (i) our Annual Report on Form 10-K for the fiscal year ended December 31, 2001 and (ii) the description of our common stock as set forth in our Registration Statement on Form 8-A and any amendments or reports filed for the purpose of updating such description.

         All documents we file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act of 1934, as amended, after the date of this prospectus and prior to the termination of the offering of the securities offered in this prospectus shall be deemed to be incorporated by reference in this prospectus.

         We will undertake to provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus has been delivered, upon the written or oral request of such person, a copy of any or all of the documents referred to above which have been or may be incorporated in this prospectus by reference, other than exhibits to such documents which are not specifically incorporated by reference into the information that this prospectus incorporates. Requests for such copies should be directed to: Chief Financial Officer, Secure Computing Corporation, 4810 Harwood Road, San Jose, California 95124 (408) 979-6100.

                                 USE OF PROCEEDS

         We will not receive any of the proceeds from the sale of the shares of common stock offered by this prospectus. Network Associates will receive all such proceeds.

                             SELLING SECURITY HOLDER

         On February 12, 2002, we entered into an asset purchase agreement with Networks Associates, Inc., a Delaware corporation (which we call Network Associates), Network Associates Technology, Inc., a Delaware corporation and a wholly owned subsidiary of Network Associates, Network Associates International BV, a Netherlands corporation and a wholly owned subsidiary of Network Associates, and Network Associates Company Limited, a Japanese corporation and a wholly owned subsidiary of Network Associates, as amended on February 22, 2002. Pursuant to the asset purchase agreement on February 12, 2002, we purchased and Network Associates and the other sellers sold, certain assets of Networks Associates and the other sellers for 300,354 shares of our common stock

         In addition, we also agreed in the asset purchase agreement to register the shares of common stock issued to Network Associates. This prospectus covers the 300,354 shares of common stock we issued to Network Associates.

HOLDINGS OF SELLING SECURITY HOLDER.

         The following table sets forth the aggregate number of shares of common stock held by the selling security holder and offered by the selling security holder and the percentage of all shares of common stock held by the selling security holder after giving effect to the offering (based on 29,301,769 shares of common stock outstanding as of April 16, 2002).

         Other than the asset purchase agreement, the selling security holder has not had any material relationship with us within the past three years.

                             NUMBER OF      PERCENT OF                 SHARES
                               SHARES      OUTSTANDING    NUMBER OF     HELD
NAME OF SELLING SECURITY    BENEFICIALLY     COMMON        SHARES     AFTER THE
HOLDER                         OWNED          STOCK        OFFERED    OFFERING
--------------------------------------------------------------------------------
Network Associates            300,354           1%         300,354        0

         As explained in the "Plan of Distribution", we have agreed to bear certain expenses (other than legal fees and expenses and underwriting discounts, brokerage fees and commissions, if any) in connection with the registration statement.

                              PLAN OF DISTRIBUTION

         All or a portion of the shares of common stock offered by this prospectus by the selling stockholder may be delivered and/or sold in transactions from time to time on the over-the-counter market, on the Nasdaq National Market, in negotiated transactions, sales on any market where our stock is traded, any other legal method of disposition, delivery of shares in settlement of option/short sales transactions, block trades, or a combination of such methods of sale, at market prices prevailing at the time, at prices related to such prevailing prices or at negotiated prices, and such shares may be pledged. The selling security holder may effect such transactions by selling to or through one or more broker-dealers, and such broker-dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the selling security holder. Any broker-dealer that participates in the distribution may under certain circumstances be deemed to be "underwriter" within the meaning of the Securities Act of 1933, as amended, and any commissions such broker-dealer receives and any profits it realizes on the resale of shares of common stock may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

         Any broker-dealer participating in such transactions as agent may receive commissions from the selling security holder (and, if it acts as agent for the purchaser of such shares of common stock, from such purchaser). Broker-dealers may agree with the selling security holder to sell a specified number of shares of common stock at a stipulated price per share, and, to the extent such a broker-dealer is unable to do so acting as agent for the selling security holder, to purchase as principal any unsold shares of common stock at the price required to fulfill the broker-dealer commitment to the selling security holder. Broker-dealers who acquire shares of common stock as principal may thereafter resell such shares of common stock from time to time in transactions (which may involve crosses and block transactions and which may involve sales to and through other broker-dealers, including transactions of the nature described above) in the over-the-counter market, in negotiated transactions or otherwise at market prices prevailing at the time of sale or at negotiated prices, and in connection with such resales may pay to or receive from the purchasers of such shares of common stock commissions computed as described above. To the extent required under the Securities Act of 1933, as amended, a supplemental prospectus will be filed, disclosing:

         *        the name of any such broker-dealers;

         *        the number of shares of common stock involved;

         *        the price at which such shares of common stock are to be sold;

         * the commissions paid or discounts or concessions allowed to such broker-dealers, where applicable;

         * that such broker-dealers did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, as supplemented; and

         *        other facts material to the transaction.

         Under applicable rules and regulations under the Exchange Act of 1934, as amended, any person engaged in the distribution of the resale of shares of common stock may not simultaneously engage in market making activities with respect to the common stock of Secure Computing for a period of two business days prior to the commencement of such distribution. In addition, the selling security holder will be subject to applicable provisions of the Exchange Act of 1934, as amended, and the rules and regulations thereunder, including, without limitation, Regulation M, which provisions may limit the timing of purchases and sales of shares of Secure Computing common stock by the selling security holder.

         The selling security holder will pay all legal fees and expenses, underwriting discounts, brokerage fees, commissions, transfer taxes and certain other expenses associated with the sale of securities by them. The shares of common stock offered by this prospectus are being registered pursuant to contractual obligations of Secure Computing, and Secure Computing has paid the expenses of the preparation of this prospectus and registration fees.

                          DESCRIPTION OF CAPITAL STOCK

         As of the date of this prospectus, the authorized capital stock of Secure Computing consists of 50,000,000 shares of common stock, $0.01 par value, and 2,000,000 shares of preferred stock, $0.01 par value.

COMMON STOCK

         As of March 31, 2002, there were 29,291,170 shares of common stock outstanding held of record by approximately 227 registered stockholders. We believe however, that many beneficial holders of our common stock have registered their shares in nominee or street name. The holders of common stock are entitled to one vote per share on all matters to be voted on by stockholders, except that holders may cumulate their votes in the election of directors. Subject to preferences that may be applicable to any outstanding preferred stock, the holders of common stock are entitled to receive ratably such dividends as may be declared by the Board of Directors in its discretion from funds legally available therefor. In the event of a liquidation, dissolution, or winding up of Secure Computing holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preference of any outstanding preferred stock. Holders of commons stock have no preemptive rights and have no rights to convert their common stock into any other securities. The outstanding shares of common stock are fully paid and non-assessable.

PREFERRED STOCK

         The Board of Directors has the authority to issue up to 2,000,000 shares of preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions thereof, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences and the number of shares constituting any series or the designation of such series, without any further vote or action by the stockholders. The issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of Secure Computing or making removal of management more difficult without further action by the shareholders and could adversely affect the rights and powers, including voting rights, of the holders of common stock. These provision could also affect the market price of our common stock. As of the date of this prospectus, there are no shares of preferred stock outstanding.



                                  LEGAL MATTERS

         The legality of the issuance of the securities being offered by this prospectus is being passed upon for Secure Computing by Heller Ehrman White & McAuliffe LLP, Menlo Park, California.

                                     EXPERTS

         Ernst & Young LLP, independent auditors, have audited our consolidated financial statements and schedule included in our Annual Report on Form 10-K for the year ended December 31, 2001, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements and schedule are incorporated by reference in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         The following table sets forth various expenses in connection with the sale and distribution of the securities being registered. All of the amounts shown are estimates except for the Securities and Exchange Commission Registration Fee.

           Securities and Exchange Commission Registration Fee.... $   417.25
           Accounting Fees........................................ $10,000.00
           Legal Fees and Disbursements........................... $20,000.00
           Miscellaneous.......................................... $ 5,000.00
                                                                   ----------
                    Total......................................... $35,417.25

ITEM 15. INDEMNIFICATION OF OFFICERS AND DIRECTORS.

         Our Certificate of Incorporation limits, to the maximum extent permitted by Delaware law, the personal liability of directors for monetary damages for breach of their fiduciary duties as a director. Our Bylaws provide that we will indemnify our officers and directors and may indemnify our employees and other agents to the fullest extent permitted by Delaware law. We have entered into indemnification agreements with our officers and directors containing provisions which are in some respects broader than the specific indemnification provisions contained in the Delaware General Corporation Law. The indemnification agreements require us, among other things to indemnify such officers and directors against certain liabilities that may arise by reason of their status or service as directors or officers (other than liabilities arising from willful misconduct of a culpable nature), to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified, and to obtain directors' and officers' insurance, if available on reasonable terms. We believe that these agreements are necessary to attract and retain qualified persons as directors and officers.

         Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify a director, officer, employee or agent made a party to an action by reason of that fact that he or she was a director, officer, employee or agent of the corporation or was serving at the request of the corporation against expenses actually and reasonably incurred by him or her in connection with such action if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and with respect to any criminal action, had no reasonable cause to believe his or her conduct was unlawful.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is therefore unenforceable.

ITEM 16. EXHIBITS.

         A. EXHIBITS

EXHIBIT
NO.         DESCRIPTION
---------   --------------------------------------------------------------------
4.1         Asset Purchase Agreement dated as of February 12, 2002.*
4.2         First Amendment to Asset Purchase Agreement dated as of February 22,
            2002.*
5.1         Opinion of Heller Ehrman White & McAuliffe LLP.
23.1        Consent of Ernst & Young LLP.
23.2        Consent of Heller Ehrman White & McAuliffe LLP (contained in opinion filed as Exhibit 5.1).
24.1        Power of Attorney (contained in signature page).

* Incorporated by reference to the current report on Form 8-K filed by Secure Computing on March 11, 2002.

ITEM 17. UNDERTAKINGS.

         A. The undersigned Secure Computing Corporation hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

                  (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

         Provided, however, that paragraphs (i) and (ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by Secure Computing Corporation pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         B. That, for purposes of determining any liability under the Securities Act of 1933, each filing of Secure Computing Corporation's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offering therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of Secure Computing Corporation pursuant to the provisions described under Item 14 above, or otherwise, Secure Computing Corporation has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Secure Computing Corporation of expenses incurred or paid by a director, officer or controlling person of Secure Computing Corporation in the successful defense of any action, suit or proceeding) is asserted against Secure Computing Corporation by such Director, officer or controlling person in connection with the securities being registered, Secure Computing Corporation will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

         The undersigned Registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, Secure Computing Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized in San Jose, State of California, on April 18, 2002.

                          SECURE COMPUTING CORPORATION

                                 /s/ JOHN MCNULTY
                                 ----------------
                                 John McNulty
                                 Chief Executive Officer (Principal Executive
                                 Officer) and Chairman of the Board of Directors

                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John McNulty and Timothy P. McGurran, or either of them, with the power of substitution, her or his attorney in fact, to sign any amendments to this Registration Statement (including post-effective amendments), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorney-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

              April 18, 2002          /s/ JOHN MCNULTY
                                      ----------------
                                      John McNulty
                                      Chief Executive Officer (Principal
                                      Executive Officer) and Chairman of the
                                      Board of Directors

              April 18, 2002          /s/ TIMOTHY P. MCGURRAN
                                      -----------------------
                                      Timothy P. McGurran
                                      President and Chief Operating Officer

              April 18, 2002          /s/ TIMOTHY J. STEINKOPF
                                      ------------------------
                                      Timothy J. Steinkopf
                                      Senior Vice President and Chief
                                      Financial Officer (Principal Financial and
                                      Accounting Officer)

              April 18, 2002          /s/ ROBERT J. FRANKENBERG
                                      -------------------------
                                      Robert J. Frankenberg
                                      Director

              April 18, 2002          /s/ JAMES F. JORDAN
                                      -------------------
                                      James F. Jordan
                                      Director

              April 18, 2002          /s/ STEVEN M. PURICELLI
                                      -----------------------
                                      Steven M. Puricelli
                                      Director

              April 18, 2002          /s/ ERIC P. RUNDQUIST
                                      ---------------------
                                      Eric P. Rundquist
                                      Director

              April 18, 2002          /s/ ALEXANDER ZAKUPOWSKY, JR.
                                      -----------------------------
                                      Alexander Zakupowsky, Jr.
                                      Director

                          SECURE COMPUTING CORPORATION
                                  EXHIBIT INDEX

A. EXHIBITS

EXHIBIT
NO.         DESCRIPTION
---------   --------------------------------------------------------------------
4.1         Asset Purchase Agreement dated as of February 12, 2002.*
4.2         First Amendment to Asset Purchase Agreement dated as of February 22,
            2002.*
5.1         Opinion of Heller Ehrman White & McAuliffe LLP.
23.1        Consent of Ernst & Young LLP.
23.2        Consent of Heller Ehrman White & McAuliffe LLP (contained in opinion filed as Exhibit 5.1).
24.1        Power of Attorney (contained in signature page).

* Incorporated by reference to the current report on Form 8-K filed by Secure Computing on March 11, 2002.